Exhibit 10.4

CALL OPTION AGREEMENT

This Call Option Agreement (this “Agreement”), dated as of April 10, 2025 (the “Effective Date”), is by and among Aditxt, Inc., a Delaware corporation (the “Company”), Adjuvant Global Health Technology Fund, L.P. and Adjuvant Global Health Technology Fund DE, L.P. (collectively, the “Security Holder”) and Evofem Biosciences, Inc., a Delaware corporation (“Evofem” and together with the Company and the Security Holder, the “Parties”).

WHEREAS, the Security Holder is the holder of Convertible Promissory Notes issued by Evofem (the “Convertible Notes”) and Right to Receive Common Stock agreements issued by Evofem (the “Purchase Rights”) as more fully described on Exhibit A attached hereto (the “Evofem Securities”);

WHEREAS, the Security Holder desires to grant to the Company a call option to purchase, at the sole discretion of the Company, all of the Evofem Securities from the Security Holder for an aggregate purchase price equal to $13,000,000.00 (the “Payment”);

WHEREAS, the Company is in ongoing discussions with Evofem regarding a merger or alternative strategic collaboration or transaction (the “Merger”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the Parties hereto agree as follows:

1. Call Right. Subject to the terms set forth in this Agreement, at any time after the satisfaction in full of the repayment obligations under the Securities Purchase and Security Agreement by and between Evofem Future Pak, LLC, a Michigan limited liability company, and Designated Agent, dated April 23, 2020 (as amended by that certain First Amendment thereto dated as of November 20, 2021, that certain Second Amendment thereto dated as of March 21, 2022, that certain Third Amendment thereto dated as of September 15, 2022, and that certain Fourth Amendment thereto dated as of September 8, 2023, and as otherwise amended, restated, supplemented or modified prior to the date hereof, and subject to that certain Forbearance Agreement dated as of September 15, 2022 (as amended by that certain First Amendment thereto dated as of December 15, 2022), (the “Future Pak Note”) until 5:00 p.m. Pacific time on June 30, 2025 (the “Call Period”), the Company shall have the right to purchase the Evofem Securities from the Security Holder for a purchase price equal to the Payment (the “Right”). The Company may exercise the Right at any time during the Call Period by giving written notice (the “Company Notice”) of the exercise of the Right to the Security Holder and Evofem. Provided that the Security Holder has not Transferred (as defined below) or agreed to Transfer the Evofem Securities prior to the delivery of the Company Notice, upon receipt of the Company Notice, the Security Holder agrees to sell the Evofem Securities to the Company in exchange for the Payment (the date of such agreement, the “Acceptance Date”).

2. Prohibition Against Transfer of Evofem Securities. During the Call Period, the Security Holder may not transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, “Transfer”) the Evofem Securities without the prior written consent of the Company; provided, however, that (a) if the Company has not provided $1.5 million of capital to Evofem by April 30, 2025 (the “Funding Milestone”), the Security Holder may Transfer the Evofem Securities after April 30, 2025 without the prior written consent of the Company, (b) if the Funding Milestone has been satisfied and the Future Pak Note is still held by Future Pak on May 31, 2025, the Security Holder may Transfer the Evofem Securities after May 31, 2025 without the prior written consent of the Company, and (c) if at any time the repayment obligations of the Future Pak Note have been satisfied through or by a transaction or a party not associated with either the Company or the Merger, the Security Holder may Transfer the Evofem Securities without the prior written consent of the Company after such satisfaction. Upon a Transfer of the Evofem Securities, (i) the Security Holder shall give prompt written notice to the Company, and (ii) the Right shall automatically be extinguished and canceled.

3. Closing Date. The Parties agree that the closing of the exercise of the Right (the “Closing”) shall be conducted electronically one (1) Business Day after the Acceptance Date or such other date and at such other time as the Company and the Security Holder may mutually agree. All documents, instruments, and agreements required for the Closing may be signed, exchanged, and delivered electronically, including through the use of email, electronic signature platforms (e.g., DocuSign or similar services), or any other mutually agreed-upon method. The Parties acknowledge and agree that electronically executed documents shall have the same legal effect as originals and shall be deemed valid, binding, and enforceable to the fullest extent permitted by applicable law.

4. Closing Deliveries. On the Closing Date, the Company shall pay the Payment to the Security Holder by wire transfer to a bank account designated by the Security Holder, and the Security Holder, following its receipt of the Payment, shall assign the Convertible Notes to the Company in the form of assignment set forth as Exhibit B attached hereto and use commercially reasonable efforts to cause Evofem to deliver, and Evofem shall deliver to the Company, new purchase rights of like tenor as the Purchase Rights in the name of the Company or such other party as designated by the Company (the “New Evofem Securities”) and such other certificates and documents as are requested by the Company.

5. No Release of Claims. Each of the Parties hereto acknowledges and agrees that upon transfer of the Evofem Securities to the Company upon the Closing, the New Evofem Securities to be issued to the Company will not in any way release or discharge Evofem or its respective officers, directors, principals, control persons, attorneys, accountants, past and present employees, insurers, successors, and assigns (collectively, the “Evofem Parties”) from any actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, that any party ever had, now has or hereafter can, shall or may have against the Evofem Parties for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the Closing Date arising under and from the Evofem Securities.

6. Representations and Warranties.

(a) Each Party hereto hereby represents and warrants to the other Parties as follows (with such representations and warranties surviving the execution, delivery and performance of this Agreement):

(i)            Such Party has the legal right and all requisite power and authority to make and enter into this Agreement and to perform his, her or its obligations hereunder and comply with the provisions hereof. The execution, delivery and performance of this Agreement by each Party has been duly authorized by all necessary action on its respective part. This Agreement has been duly executed and delivered by such Party and constitutes the valid and binding obligation of such Party enforceable against him, her or it in accordance with its terms except as enforcement may be limited by (i) general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) The execution, delivery and performance of this Agreement by such Party, and the compliance by such Party with the provisions hereof, do not and will not (with or without notice or lapse of time, or both) conflict with, or result in any violation of, or default under, or give rise to any right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Party or any of his, her or its properties or assets, other than any such conflicts, violations, defaults, or other effects which individually or in the aggregate do not and will not prevent, restrict or impede such Party’s performance of his, her or its obligations under and compliance with the provisions of this Agreement. If such Party is an entity, the execution, delivery and performance of and compliance with this Agreement by it do not and will not contravene its charter, by-laws or other organizational document; and

(iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other Person is required by such Party in connection with the execution, delivery or performance of this Agreement by such Party, except, with respect to the exercise of certain rights granted hereunder, in connection with Federal and state securities and tax laws, and any applicable regulatory clearances or approvals required in connection with the exchange of securities pursuant to this Agreement.

(b) The Security Holder represents and warrants to the other Parties as follows (with such representations and warranties surviving the execution, delivery and performance of this Agreement):

(i)	The Security Holder owns the Evofem Securities free and clear of any Liens (other than the obligations pursuant to this Agreement); and

(ii)	Upon Payment to the Security Holder, the transfer of title to the Convertible Notes shall be deemed good, valid, and marketable, free and clear of any liens, claims, encumbrances, or other defects.

(c) Evofem represents and warrants to the other Parties as follows (with such representations and warranties surviving the execution, delivery and performance of this Agreement):

(i) Each of the Evofem Securities, and the shares of common stock issuable upon conversion or exercise thereof, has been duly authorized by Evofem and constitutes the valid and legally binding obligations of Evofem, enforceable against Evofem in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The shares of common stock issued upon conversion or exercise of the Evofem Securities will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, when issued.

(ii) The issuance of the New Evofem Securities, and the shares of common stock issuable upon conversion or exercise thereof and upon conversion of the Convertible Notes, has been authorized by Evofem and no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental or regulatory authority or any other Person is required by Evofem in connection with the execution, delivery or performance of Evofem’s obligations under the New Evofem Securities. Each of the New Evofem Securities when executed and delivered by Evofem to the Company shall constitute a valid and legally binding obligation of Evofem, enforceable against the Evofem in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally. The shares of common stock issued upon conversion or exercise of the New Evofem Securities will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws, when issued.

(iii) The execution, delivery and performance of the New Evofem Securities when issued by Evofem and the assignment of the Convertible Notes will not (i) result in a violation of the Certificate of Incorporation, as amended of Evofem, Bylaws of Evofem or other organizational documents of Evofem or any of its subsidiaries, or any capital stock or other securities of Evofem or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Evofem or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of The OTCQB and including all applicable foreign, federal and state laws, rules and regulations) applicable to Evofem or any of its subsidiaries or by which any property or asset of Evofem or any of its subsidiaries is bound or affected.

7. Evofem Consent. Evofem agrees to the assignment of the Convertible Notes and waives the requirement for an opinion of counsel.

8. Definitions. As used in this Agreement:

(a) “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

(b) “Liens” means, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (ii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

(c) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

9. Miscellaneous.

(a) Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section 9(a)), and shall be deemed to have been given (a) three (3) days after mailing if sent by certified mail return receipt requested, (b) two (2) days after mailing if sent by receipted overnight carrier (i.e. Federal Express), provided that proof of delivery or rejection is obtained, or (c) when delivered if by hand or sent by email to the physical address or email address set forth below.

If to the Company:

Aditxt, Inc

2569 Wyandotte Street, Suite 101

Mountain View, CA 9404

Attention: Amro Albanna, Chief Executive Officer

Email: aalbanna@aditxt.com

With a copy to (which shall not constitute notice):

Sheppard, Mullin, Richter and Hampton LLP

30 Rockefeller Plaza, 39th Floor

New York, NY 10112

Attention: Sean Reid

Email: SReid@sheppardmullin.com

If to the Security Holder:

c/o Adjuvant Capital, L.P.

500 5th Avenue, Suite 4000

New York, NY 10110

Attention: Kabeer Aziz

Email: kaziz@adjuvantcapital.com

With a copy to (which shall not constitute notice):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

One Marina Park Drive, Suite 900

Boston, MA 02210

Attn: Timothy H. Ehrlich and Timothy J. Kulis

Email: tehrlich@gunder.com; tkulis@gunder.com

If to Evofem:

Evofem Biosciences, Inc,

7770 Regents Road, Suite 113-618

San Diego, CA 92122

Attention: Saundra Pelletier

Email: Saundra Pelletier <spelletier@evofem.com>

With a copy to (which shall not constitute notice):

Procopio Cory Hargreaves & Savtich,, LLP

12544 High Bluff Dr.

Suite 400

San Diego, CA 92130

Attn: Paul Johnson, Esq.

Email: Paul.Johnson@procopio.com

(b) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the Parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Security Holder and Evofem.

(f) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(g) Entire Agreement. This Agreement represents the entire agreement and understandings between the Parties concerning the transactions contemplated hereby and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(i) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

(j) No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(k) Survival. The representations, warranties and covenants of the Parties contained herein shall survive the consummation of the transaction contemplated hereby.

(l) Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

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IN WITNESS WHEREOF, the Company, the Security Holder and Evofem have executed this Agreement as of the date set forth above.

COMPANY:

ADITXT, INC.

By:	/s/Amro Albanna
Name:	Amro Albanna
Title:	Chief Executive Officer

SECURITY HOLDER:

ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND, L.P.

By:	Adjuvant Capital GP, L.P., its General Partner

By:	Adjuvant Capital Management, LLC, its General Partner

By:	/s/Kabeer Aziz
Name:	Kabeer Aziz
Title:	Vice President & Secretary

ADJUVANT GLOBAL HEALTH TECHNOLOGY FUND, L.P.

By:	Adjuvant Capital GP, L.P., its General Partner

By:	Adjuvant Capital Management, LLC, its General Partner

By:	/s/Kabeer Aziz
Name:	Kabeer Aziz
Title:	Vice President & Secretary

EVOFEM BIOSCIENCES, INC.

By:	/s/Saundra Pelletier
Name:	Saundra Pelletier
Title:	Chief Executive Officer

EXHIBIT A

EVOFEM SECURITIES

1.	Convertible Promissory Note in the principal amount of $20,853,960.00, dated October 14, 2020, issued by Evofem to Adjuvant Global Health Technology Fund, L.P.
2.	Convertible Promissory Note in the principal amount of $4,146,040.00, dated October 14, 2020, issued by Evofem to Adjuvant Global Health Technology Fund DE, L.P.
3.	Right to Receive Common Stock, dated September 15, 2022, issued by Evofem to Adjuvant Global Health Technology Fund, L.P.
4.	Right to Receive Common Stock, dated September 15, 2022, issued by Evofem to Adjuvant Global Health Technology Fund DE, L.P.

Exhibit B

ASSIGNMENT

FOR VALUE RECEIVED of $________, _________ (the “Seller”) does hereby sell, assign and transfer unto Aditx, Inc. (the “Buyer”), effective as of _____________ (the “Effective Date”) all of its right, title and interest in and to the Future Pak Note (the “Note”) and all accrued and unpaid interest on the Note and authorizes Evofem Biosciences, Inc., to document the transfer of the Note on the books of the Company.

Dated: ________________

(Seller)

________________________________

[name]

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE:

(Buyer)

_________________________________

[name]

Evofem Biosciences, Inc.,

By:
Name:
Title:

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